Exhibit 10.16
AMENDMENT TO
SERIES B
COMMON STOCK PURCHASE WARRANT
OF
TRANS-PACIFIC AEROSPACE COMPANY, INC.

January 31, 2013

WHEREAS, on February __, 2010, Trans-Pacific Aerospace Company, Inc., a Nevada corporation (the “Company”), issued to Cardiff Partners, LLC (“Holder”) that certain Series B Common Stock Purchase Warrant (the “Warrant”) to purchase up to Two Million (2,000,000) shares of common stock, par value $0.001 per share of the Company (“Common Stock”);

WHEREAS, the Company, the Holder, and other parties have entered into a Settlement Agreement and General Release (the “Settlement Agreement”) of even date herewith;

WHEREAS, the Company and the Holder are entering into this Amendment pursuant to Section 2.1 of the Settlement Agreement;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Holder hereby agree as follows:

1.    Section 1 of the Warrant shall be amended to read as follows:

“1.           Vesting of Warrant.  This Warrant shall vest and become exercisable on the date that the Company recognizes revenue, in accordance with U.S. GAAP, equal to or exceeding $100,000,000 for any consecutive twelve-month period following the Closing Date (as defined in the Acquisition Agreement) (“Vesting Date”).  Notwithstanding the foregoing, this Warrant shall immediately vest and become exercisable upon a “change of control” (meaning any of the following:  (a) any person (as the term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act)) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Company representing more than 50% of the Company’s outstanding voting securities or rights to acquire such securities except for any voting securities issued or purchased under any employee benefit plan of the Company or its subsidiaries; or (b) any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company; or (c) a plan of liquidation of the Company or an agreement for the sale or liquidation of the Company is approved and completed; or (d) the Board of Directors of the Company determines in its sole discretion that a change in control has occurred, whether or not any event described above has occurred or is contemplated; or (e) any consolidation or merger of the Company (including, without limitation, a triangular merger) where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own, directly or indirectly, shares representing in the aggregate more than fifty percent (50%) of the combined voting power of all the outstanding securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any).”

2.     Section 2 of the Warrant shall be amended to read as follows:

“2.           Expiration of Warrant.    This Warrant shall expire at 5:00 p.m., New York local time, on March 20, 2021 (the “Expiration Date”).”

3.           The Company and the Holder hereby acknowledge and agree that this Amendment constitutes a valid amendment of the Warrant.  This Amendment may be executed and delivered (including by facsimile or .PDF transmission) in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Except to the extent necessary to implement the change set forth above, the Warrant shall remain unmodified and in full force and effect.  This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Nevada, without giving effect to the conflict of law provisions thereof.

IN WITNESS WHEREOF, the Company and the Holder have caused this Amendment to be signed on the date first set forth above.

“COMPANY”

TRANS-PACIFIC AEROSPACE COMPANY, INC.

By:	/s/ William McKay
Name: William McKay
Title: President and CEO

“HOLDER"

CARDIFF PARTNERS, LLC

By:	/s/ David Walters
Name: David Walters
Title: President and CEO